Exhibit 10(e)
AMENDMENT No. 2 TO THE PARAMOUNT GLOBAL EXCESS 401(k) PLAN
FOR DESIGNATED SENIOR EXECUTIVES
PART B
(2021 Restatement)

The following clarifications shall be made to the amended and restated Paramount Global (fka ViacomCBS) Excess 401(k) Plan for Designated Senior Executives Part B (2021 Restatement), effective as of January 1, 2021, unless otherwise noted herein:
1.Section 4 of the Plan is amended by:

(a)Replacing the word ”An” at the beginning thereof with the phrase “For calendar years prior to January 1, 2021, an”.

(b)Adding the following new paragraph at the end thereof:

For calendar years beginning on and after January 1, 2021 an Employer Match will be credited each payroll period to a Participant’s Account with respect to the Eligible Salary Reduction Contributions to which an employer Match has not previously been credited. The rate of Employer Match shall be 3.5% on the first 6% of Eligible Salary Reduction Contributions and the Employer Match shall be prorated for Eligible Salary Reduction Contributions of less than 6%. Eligible Salary Reduction Contributions in excess of 6% shall not be eligible for Employer Match and Eligible Salary Reduction Contributions on annual Compensation in excess of $500,000 shall not be eligible for Employer Match.

2.Section 5 of the Plan is amended by:

(a)Revising the text immediately above the three (3) year graded vesting schedule chart to provide: “For each Participant who incurs a Separation from Service on or after July 1, 2019 and on or before after December 31, 2020, a Participant’s Employer Match (and earnings and losses thereon) will become vested according to the following schedule:”

(b)Adding the following immediately after the three (3) year graded vesting schedule chart:

For each Participant who has not incurred a Separation from Service before January 1, 2021, a Participant’s Employer Match (and earnings and losses thereon) will become vested according to the following schedule:

Years of Completed Vesting Service	Vesting %
Less than 2 years	0%
2 years or more	100%

For any Participant who had a higher Vesting % under the prior vesting schedule, his or her Vesting % for the purpose of Employer Match shall not be reduced by the adoption of this new schedule.

IN WITNESS WHEREOF, pursuant to a resolution of the Paramount Global Retirement Committee, the undersigned hereby executes this amendment this 21st day of December, 2022.

By:	/s/ Mark Beatty

Name: Mark Beatty

Its: Member, Paramount Global
Administrative Committee